                                   EXHIBIT 21


SUBSIDIARIES OF THE REGISTRANT

NAME                                                                 INCORPORATED IN
----                                                                 ---------------
Consumer Products Americas, Inc.                                       Florida
EDI Masters, Inc.                                                      Florida
Fortune Products, Inc.                                                 Florida
Jerdon Products, Inc.                                                  Florida
Windmere Fan Products, Inc.                                            Florida
Bay Books & Tapes, Inc.                                                Florida
Windmere Innovative Pet Products, Inc.                                 Florida
Windmere Corporation                                                   Florida
Windmere Holdings Corporation                                          Delaware
Windmere Holdings Corporation II                                       Delaware
Household Products, Inc.                                               Delaware
HP Intellectual, Inc.                                                  Delaware
HP Delaware, Inc.                                                      Delaware
HPG LLC                                                                Delaware
HP Americas, Inc.                                                      Delaware
WD Delaware, Inc.                                                      Delaware
WD Delaware II, Inc.                                                   Delaware
Goal Making Company Limited                                            British Virgin Islands
Remdale Investments Limited                                            British Virgin Islands
Tofino Investments Limited                                             British Virgin Islands
Maanring Holding B.V.                                                  Netherlands
PPC Industries, Ltd.                                                   British Virgin Islands
Windmere Consumer Products, Inc.                                       Canada
Durable Electric, Ltd.                                                 Hong Kong
Durable Electrical Metal Factory, Ltd.                                 Hong Kong
Sandgate Services, Ltd.                                                Hong Kong
Parawind, Ltd.                                                         Hong Kong
PPC Product Services, Ltd.                                             Hong Kong
Delanee, Ltd.                                                          Hong Kong
Durable Belson Manufactory, Ltd.                                       Hong Kong
Kamwon                                                                 Hong Kong
Dubel                                                                  Hong Kong
H.P.G. de Venezuela, C.A.                                              Venezuela
H.P.G. de Colombia Limitada                                            Colombia
Household Products Limited de Mexico, S. de R.L. de C.V.               Mexico
Household Products Chile Comercial Limitada                            Chile
Household Products Canada Limited                                      Canada
Household Products (Asia) Limited                                      Hong Kong
Redcliffe Import & Export Limited                                      Hong Kong
Windmere Electrical (Shen Zhen) Co. Ltd.                               Hong Kong
Windmere Durable (Asia) Ltd.                                           Hong Kong
Windmere SPC LLC                                                       Cayman Islands
HP (BVI) Ltd                                                           British Virgin Islands
Household Products Commercial Limited de Mexico
S.de R.L. de C.V.                                                      Mexico
Anasazi Partners, L.P. (50% owned)                                     Massachusetts
Newtech Electronics Industries, Inc. (50% owned)                       Florida

Effective December 31, 1999, the following corporations were dissolved:

Windmere Fan Products, Inc.
Jerdon Products, Inc.
Consumer Products Americas, Inc.
EDI Masters, Inc.

Effective December 31, 1999, the following corporations were merged into Windmere Corporation:

Household Products, Inc.
Windmere Innovative Pet Products, Inc.

Effective December 31, 1999, the following corporation was merged into WD Delaware, Inc.:

WD Delaware II, Inc.

Effective January 1, 2000, the following corporations were amalgamated into a newly formed Nova Scotia company, Windmere Household Products Canada Corp.:

Household Products Canada Limited
Windmere Consumer Products, Inc.